The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated October 24, 2005

PROSPECTUS Dated November 10, 2004                                                          Pricing Supplement No. 98 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-117752
Dated November 10, 2004                                                                  Dated                    , 2005
                                                                                                          Rule 424(b)(3)
                                                   $
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                -----------------------
                                             10% SPARQS due December 1, 2006
                                              Mandatorily Exchangeable for
                                     Shares of Common Stock of APPLE COMPUTER, INC.
                          Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                                       ("SPARQS(R)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Apple Computer, Inc. common stock, subject to our right to call the SPARQS for cash at any time beginning June 1, 2006.

o    The principal amount and issue price of each SPARQS is $        , which is equal to the NASDAQ official closing
     price of Apple common stock on the day we price the SPARQS for initial sale to the public.

o    We will pay 10% interest per year (equivalent to $        per year) on the $      principal amount of each SPARQS.
     Interest will be paid quarterly, beginning March 1, 2006.

o    At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Apple common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Apple Computer,
     Inc. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Apple common stock.

o    Beginning June 1, 2006, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call which is expected to be 18% to 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o    If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o    Investing in SPARQS is not equivalent to investing in Apple common stock. You will not have the right to exchange your SPARQS for Apple common stock prior to maturity.

o    Apple Computer, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o    We will apply to list the SPARQS to trade under the proposed symbol "ASE" on the American Stock Exchange LLC, which we refer to as the AMEX, but it is not possible to predict whether the SPARQS will meet the AMEX listing requirements or whether any secondary market for the SPARQS will develop.

o    The CUSIP number for the SPARQS is 61747Y691.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                 ----------------------
                                                 PRICE $     PER SPARQS
                                                 ----------------------

                                                                           Price to          Agent's         Proceeds to
                                                                          Public(1)       Commissions(2)      Company(1)
                                                                          ---------       --------------     -----------
Per SPARQS........................................................             $                 $                 $
Total.............................................................             $                 $                 $

-----------------------------------
(1)  Plus accrued interest, if any, from the original issue date.
(2)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

                                          (This page intentionally left blank)

                                                          PS-2

========================================================================================================================

                                                     SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Apple Computer, Inc., which we refer to as Apple Stock, subject to our right to call the SPARQS for cash at any time on or after June 1, 2006.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" is our service mark and "SPARQS" is our registered service mark.

Each SPARQS costs $              We, Morgan Stanley, are offering 10% Stock Participation Accreting Redemption
                                 Quarterly-pay Securities(SM) due December 1, 2006, Mandatorily Exchangeable for
                                 Shares of Common Stock of Apple Computer, Inc., which we refer to as the SPARQS.
                                 The principal amount and issue price of each SPARQS is $       , which is equal
                                 to the NASDAQ official closing price of Apple Stock on the day we price the SPARQS for initial sale to the public.

                                 The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS.
                                 The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the SPARQS do not guarantee any return of
principal                        principal at maturity.  Instead the SPARQS will pay an amount of Apple Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.  Investing in SPARQS is not equivalent to investing in Apple
                                 Stock.  If at maturity (including upon an acceleration of the SPARQS) the NASDAQ official closing price of Apple Stock has declined from the NASDAQ official closing price on the day we price the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS.  In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

10% interest on the principal    We will pay interest on the SPARQS at the rate of 10% of the principal amount per
amount                           year on March 1, 2006, June 1, 2006, September 1, 2006 and the maturity date.  If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we will pay on the SPARQS is more than the current dividend rate on Apple Stock.

Payout at maturity               If we have not called the SPARQS and the maturity of the SPARQS has not been accelerated, we will deliver to you at the scheduled maturity date a number of
                                 shares of Apple Stock equal to the exchange ratio for each $      principal
                                 amount of SPARQS you hold.  The initial exchange ratio is expected to be one share of Apple Stock per SPARQS, except that if we determine to price the SPARQS at a fraction of the NASDAQ official closing price of Apple Stock, the initial exchange ratio will be adjusted so that it represents that fraction.  The issue price of each SPARQS and the

                                                          PS-3

========================================================================================================================

                                 corresponding initial exchange ratio will be determined on the day we price the SPARQS for initial sale to the public. The exchange ratio is subject to adjustment for certain corporate events relating to Apple Stock. You do not have the right to exchange your
                                 SPARQS for Apple Stock prior to maturity.

                                 You can review the historical prices of Apple Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                 If November 21, 2006, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election.  See the section of this pricing supplement called "Description of
                                 SPARQS--Maturity Date."  The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may    The return investors realize on the SPARQS may be limited by our call right.  We
be limited by our call right     have the right to call all of the SPARQS at any time beginning June 1, 2006, including at maturity, for the cash call price, which will be calculated based on the call date.  The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 18% to 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.  The yield to call will be determined on the day we price the SPARQS for initial sale to the public.

                                 You should not expect to obtain a total yield (including interest payments) of more than 18% to 22% per annum on the issue price of the SPARQS to the call date.  If we call the SPARQS, you will receive the cash call price and not Apple Stock or an amount based upon the NASDAQ official closing price of Apple Stock.

                                 The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment.  That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment.  As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 18% to 22% per annum, equals the issue price of the SPARQS.

                                 If we call the SPARQS, we will do the following:

                                 o    send a notice announcing that we have decided to call the SPARQS;

                                 o    specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                 o    specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                                          PS-4

========================================================================================================================

                                 If we were to call the SPARQS on June 1, 2006, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be
                                 $      per SPARQS.  If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have
                                 otherwise been the scheduled maturity date), would be $      per SPARQS.

The yield to call on the         The yield to call on the SPARQS is expected to be 18% to 22% per annum, and will be
SPARQS is expected to be 18%     determined on the day we price the SPARQS for initial sale to the public.  This
to 22%                           means that the annualized rate of return that you will receive on the issue price of the SPARQS if we call the SPARQS is expected to be 18% to 22% per annum.  The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the
                                 SPARQS, as well as the call price.  If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 18% to 22% per annum.

The maturity date of the         The maturity date of the SPARQS will be accelerated upon the occurrence of either
SPARQS may be accelerated        of the following events:

                                      o    a price event acceleration, which will occur if the NASDAQ official closing price of Apple Stock on any two consecutive trading days is less than $2.00
                                           (subject to adjustment for certain corporate events related to Apple Stock);
                                           and

                                      o    an event of default acceleration, which will occur if there is an event of default with respect to the SPARQS.

                                 The amount payable to you will differ depending on the reason for the acceleration.

                                      o    If there is a price event acceleration, we will owe you (i) a number of shares of Apple Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS
                                           (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called
                                           "Description of SPARQS--Price Event Acceleration."

                                      o    If there is an event of default acceleration and if we have not already called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the NASDAQ official closing price of Apple
                                           Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      o    If we have already called the SPARQS in accordance with our call right, we will owe you (i) the call price and (ii) accrued but unpaid interest to the date of acceleration.

                                 The amount payable to you if the maturity of the SPARQS is accelerated may be
                                 substantially less than the $      principal amount of the SPARQS.

                                                          PS-5

========================================================================================================================

The SPARQS may become            Following certain corporate events relating to Apple Stock, such as a
exchangeable into the common     stock-for-stock merger where Apple Computer, Inc., which we refer to as Apple, is
stock of companies other than    not the surviving entity, you will receive at maturity the common stock of a
Apple Computer, Inc.             successor corporation to Apple.  Following certain other corporate events relating to Apple Stock, such as a merger event where holders of Apple Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Apple Stock, you will receive at maturity the common stock of three companies in the same industry group as Apple in lieu of, or in addition to, Apple Stock, as applicable.  In the event of such a corporate event, the equity-linked nature of the SPARQS would be significantly altered.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution
                                 Adjustments."  You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the call price that you will receive if we call the
                                 SPARQS.  MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Apple Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Apple Stock that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments."

No affiliation with Apple        Apple is not an affiliate of ours and is not involved with this offering in any way.  The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Apple.

Where you can find more          The SPARQS are senior notes issued as part of our Series F medium-term note
information on the SPARQS        program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.  We describe the basic features of this type of note in the sections called
                                 "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                                 For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of
                                 SPARQS" section in this pricing supplement.  You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors."  The tax and accounting treatment of investments in equity-linked notes such as the
                                 SPARQS may differ from that of investments in ordinary debt securities or common stock.  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                  Please contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                 761-4000).

                                                          PS-6

========================================================================================================================

                                                      RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Apple Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior   The SPARQS combine features of equity and debt.  The terms of the SPARQS differ
notes -- no guaranteed return    from those of ordinary debt securities in that we will not pay you a fixed amount
of principal                     at maturity.  Our payout to you at the scheduled maturity date will be a number of shares of Apple Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated.  If the NASDAQ official closing price of Apple
                                 Stock at maturity (including upon an acceleration of the SPARQS) is less than the
                                 NASDAQ official closing price on the day we price the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Apple
                                 Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is   The appreciation potential of the SPARQS is limited by our call right.  The
limited by our call right        $        issue price of one SPARQS is equal to the NASDAQ official closing price of one share of Apple Stock on the day we price the SPARQS for initial sale to the public.  If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Apple Stock or an amount based upon the NASDAQ official closing price of Apple Stock.  The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 18% to 22% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date.  The yield to call will be determined on the day we price the SPARQS for initial sale to the public.  We may call the SPARQS at any time on or after June 1, 2006, including on the maturity date.  You should not expect to obtain a total yield (including interest payments) of more than 18%
                                 to 22% per annum on the issue price of the SPARQS to the call date.

Secondary trading may be         There may be little or no secondary market for the SPARQS.  Although we will apply
limited                          to list the SPARQS on the American Stock Exchange LLC, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the SPARQS.  Even if there is a secondary market, it may not provide significant liquidity.  MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.  If at any time
                                 MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed. If the SPARQS are not listed on any securities exchange and MS &
                                 Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the SPARQS.

Market price of the SPARQS       Several factors, many of which are beyond our control, will influence the value of
will be influenced by many       the SPARQS in the secondary market and the price at which MS & Co. may be willing
unpredictable factors            to purchase or sell the SPARQS in the secondary market.  We expect that generally the trading price of Apple Stock on any day will affect the value of the SPARQS more than any other single factor.  However, because we have the right to call the
                                 SPARQS at any time beginning June 1, 2006 for a call price that is not linked to the NASDAQ official closing price of Apple Stock, the SPARQS may trade differently from Apple Stock.  Other factors that may influence the value of the SPARQS include:

                                                          PS-7

========================================================================================================================

                                 o    the volatility (frequency and magnitude of changes in price) of Apple Stock

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and that may affect Apple and the trading price of Apple Stock

                                 o    interest and yield rates in the market

                                 o    the time remaining until we can call the SPARQS and until the SPARQS mature

                                 o    the dividend rate on Apple Stock

                                 o    our creditworthiness

                                 o    the occurrence of certain events affecting Apple that may or may not require an adjustment to the exchange ratio

                                 Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity.  For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Apple Stock is at, below, or not sufficiently above the initial NASDAQ official closing price.

                                 You cannot predict the future performance of Apple Stock based on its historical performance. The price of Apple Stock may decrease so that you will receive at maturity an amount of Apple Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS.  In addition, there can be no assurance that the price of Apple Stock will increase so that you will receive at maturity an amount of Apple Stock worth more than the principal amount of the SPARQS.  If we exercise our call right and call the SPARQS, you will receive the cash call price and not Apple Stock, and your yield to the call date (including all of the interest paid on the SPARQS) is expected to be 18% to 22% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Apple Stock.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase SPARQS in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS are accelerated,   The maturity of the SPARQS will be accelerated if there is a price event
you may receive an amount        acceleration or an event of default acceleration.  The amount payable to you if the
worth substantially less than    maturity of the SPARQS is accelerated will differ depending on the reason for the
the principal amount of the      acceleration and may be substantially less than the principal amount of the
SPARQS                           SPARQS.  See "Description of SPARQS--Price Event Acceleration" and "Description of
                                 SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

                                                          PS-8

========================================================================================================================

Morgan Stanley is not            Apple is not an affiliate of ours and is not involved with this offering in any
affiliated with Apple            way.  Consequently, we have no ability to control the actions of Apple, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity.  Apple has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS.  None of the money you pay for the SPARQS will go to Apple.

Morgan Stanley may engage in     We or our affiliates may presently or from time to time engage in business with
business with or involving       Apple without regard to your interests, including extending loans to, or making
Apple without regard to your     equity investments in, Apple or providing advisory services to Apple, such as
interests                        merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about Apple.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple.  These research reports may or may not recommend that investors buy or hold Apple Stock.

You have no shareholder rights   Investing in the SPARQS is not equivalent to investing in Apple Stock.  As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Apple Stock.
                                 In addition, you do not have the right to exchange your SPARQS for Apple Stock prior to maturity.

The SPARQS may become            Following certain corporate events relating to Apple Stock, such as a merger event
exchangeable into the common     where holders of Apple Stock would receive all or a substantial portion of their
stock of companies other than    consideration in cash or a significant cash dividend or distribution of property
Apple                            with respect to Apple Stock, you will receive at maturity the common stock of three companies in the same industry group as Apple in lieu of, or in addition to, Apple
                                 Stock.  Following certain other corporate events, such as a stock-for-stock merger where Apple is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Apple.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                 "Description of SPARQS--Antidilution Adjustments."  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments     MS & Co., as calculation agent, will adjust the amount payable at maturity for
the calculation agent is         certain corporate events affecting Apple Stock, such as stock splits and stock
required to make do not cover    dividends, and certain other corporate actions involving Apple, such as mergers.
every corporate event that       However, the calculation agent will not make an adjustment for every corporate
could affect Apple Stock         event that could affect Apple Stock.  For example, the calculation agent is not required to make any adjustments if Apple or anyone else makes a partial tender or partial exchange offer for Apple Stock.  If an event occurs that does not require the calculation agent to adjust the amount of Apple Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

                                                          PS-9

========================================================================================================================

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the SPARQS.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events.  Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the
                                 SPARQS.  See the sections of this pricing supplement called "Description of
                                 SPARQS--Antidilution Adjustments" and "--Price Event Acceleration."

                                 The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS.  The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the SPARQS, including trading in Apple Stock as well as in other instruments
its affiliates could             related to Apple Stock.  MS & Co. and some of our other subsidiaries also trade
potentially affect the value     Apple Stock and other financial instruments related to Apple Stock on a regular
of the SPARQS                    basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the SPARQS for initial sale to the public could potentially affect the price of Apple Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Apple Stock must close before you would receive at maturity an amount of Apple Stock worth as much as or more than the principal amount of the
                                 SPARQS.  Additionally, such hedging or trading activities during the term of the
                                 SPARQS could potentially affect the price of Apple Stock at maturity and, accordingly, if we have not called the SPARQS, the value of Apple Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in
of the SPARQS for U.S. federal   the SPARQS.  There is no direct legal authority as to the proper tax treatment of
income tax purposes is           the SPARQS, and consequently our special tax counsel is unable to render an opinion
uncertain, the material U.S.     as to their proper characterization for U.S. federal income tax purposes.
federal income tax               Significant aspects of the tax treatment of the SPARQS are uncertain.  Pursuant to
consequences of an investment    the terms of the SPARQS and subject to the discussion under "Description of
in the SPARQS are uncertain      SPARQS--United States Federal Income Taxation--Non-U.S. Holders," you have agreed with us to treat a SPARQS as a unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                 Taxation--General."  The terminable forward contract (i) requires you (subject to our call right) to purchase Apple Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit.  If the Internal Revenue Service (the
                                 "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Apple Stock received in exchange for the

                                                         PS-10

========================================================================================================================

                                 SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                 Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-11

========================================================================================================================

                                                  DESCRIPTION OF SPARQS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"SPARQS" refers to each $          principal amount of our 10% SPARQS due December 1, 2006, Mandatorily Exchangeable for
Shares of Common Stock of Apple Computer, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to
Morgan Stanley.

Aggregate Principal Amount....................    $

Maturity Date.................................    December 1, 2006, subject to acceleration as described below in
                                                  "--Price Event Acceleration" and "--Alternate Exchange Calculation in
                                                  Case of an Event of Default" and subject to extension if the Final
                                                  Call Notice Date is postponed in accordance with the following paragraph.

                                                  If the Final Call Notice Date is postponed because it is not a Trading
                                                  Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final
                                                  Call Notice Date. See "--Final Call Notice Date."

Interest Rate.................................    10% per annum (equivalent to $      per annum per SPARQS)

Interest Payment Dates........................    March 1, 2006, June 1, 2006, September 1, 2006 and the Maturity Date.

                                                  If the scheduled Maturity Date is postponed due to a Market Disruption
                                                  Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on December 1, 2006, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date...................................    The Record Date for each Interest Payment Date, including the Interest
                                                  Payment Date scheduled to occur on the Maturity Date, will be the date
                                                  5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment
                                                  Date for which the Morgan Stanley Notice Date falls on or after the
                                                  "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date;
                                                  and provided, further, that accrued but unpaid interest payable on the
                                                  Call Date, if any, will be payable to the person to whom the Call
                                                  Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency............................    U.S. dollars

Issue Price...................................    $       per SPARQS

Original Issue Date (Settlement Date).........            , 2005

CUSIP Number..................................    61747Y691

                                                         PS-12

========================================================================================================================

Denominations.................................    $        and integral multiples thereof

Morgan Stanley Call Right.....................    On any scheduled Trading Day on or after June 1, 2006 or on the
                                                  Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the
                                                  Depositary, which we refer to as DTC, as holder of the SPARQS, on the
                                                  Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note"
                                                  below, and see "The Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date....................    The scheduled Trading Day on which we issue our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date........................    November 21, 2006; provided that if November 21, 2006 is not a Trading
                                                  Day or if a Market Disruption Event occurs on such day, the Final Call
                                                  Notice Date will be the immediately succeeding Trading Day on which no
                                                  Market Disruption Event occurs.

Call Date.....................................    The day specified by us in our notice of mandatory exchange, on which we will deliver cash to DTC, as holder of the SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after June
                                                  1, 2006 or the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled
                                                  Trading Day).

Call Price....................................    The Call Price with respect to any Call Date is an amount of cash per
                                                  SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 18% to 22%
                                                  per annum, computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation
                                                  Agent.

                                                  The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS on
                                                  June 1, 2006 (which is the earliest date on which we may call the
                                                  SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                                         PS-13

========================================================================================================================

                                                 Call Date                                            Call Price
                                                 ------------------------------------------------    -----------
                                                 June 1, 2006....................................    $
                                                 September 1, 2006...............................    $
                                                 December 1, 2006................................    $

                                                  The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading
                                                  Day on or after June 1, 2006 or on the Maturity Date (including the
                                                  Maturity Date as it may be extended and regardless of whether the
                                                  Maturity Date is a scheduled Trading Day).

                                                  For more information regarding the determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call.................................    The Yield to Call on the SPARQS is expected to be 18% to 22% per annum, and will be determined on the day we price the SPARQS for initial sale to the public. This means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 18% to 22% per annum. The calculation of the
                                                  Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the
                                                  Yield to Call on the SPARQS to but excluding the Call Date will be 18%
                                                  to 22% per annum. See Annex A to this pricing supplement.

Exchange at the Maturity Date.................    Unless we have called the SPARQS or their maturity has accelerated, at the scheduled Maturity Date, upon delivery of the SPARQS to the
                                                  Trustee, we will apply the $          principal amount of each SPARQS
                                                  as payment for, and will deliver, a number of shares of Apple Stock at the Exchange Ratio.

                                                  We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the
                                                  Trading Day immediately prior to the scheduled Maturity Date of the
                                                  SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Apple Stock to be delivered with respect to the
                                                  $          principal amount of each SPARQS and (ii) deliver such
                                                  shares of Apple Stock (and cash in respect of interest and any fractional shares of Apple Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity
                                                  Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                                                  Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                                  If the maturity of the SPARQS is accelerated because of a Price Event
                                                  Acceleration (as described under "--Price Event

                                                         PS-14

========================================================================================================================

                                                  Acceleration" below) or because of an Event of Default Acceleration
                                                  (as defined under "--Alternate Exchange Calculation in Case of an
                                                  Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of
                                                  Default Acceleration, two Trading Days after the date of acceleration
                                                  (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading
                                                  Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration......................    If on any two consecutive Trading Days during the period prior to and ending on the third Business Day immediately preceding the Maturity
                                                  Date, the product of the Closing Price of Apple Stock and the Exchange
                                                  Ratio is less than $2.00, the Maturity Date of the SPARQS will be deemed to be accelerated to the third Business Day immediately following such second Trading Day (the "date of acceleration"). See
                                                  "--Exchange Ratio" below. Upon such acceleration, with respect to the
                                                  $          principal amount of each SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                                       o    a number of shares of Apple Stock at the then current
                                                            Exchange Ratio; and

                                                       o    accrued but unpaid interest to but excluding the date of
                                                            acceleration plus an amount of cash, as determined by the
                                                            Calculation Agent, equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS
                                                            (excluding any portion of such payments of interest accrued to the date of acceleration) discounted to the date of
                                                            acceleration at the yield that would be applicable to a
                                                            non-interest bearing, senior unsecured debt obligation of
                                                            ours with a comparable term.

                                                  We expect such shares and cash will be distributed to investors on the date of acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                                  "--Book Entry Note or Certificated Note" below, and see "The
                                                  Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation
                                                  Agent.

                                                  Investors will not be entitled to receive the return of the $
                                                  principal amount of each SPARQS upon a Price Event Acceleration.

No Fractional Shares..........................    Upon delivery of the SPARQS to the Trustee at maturity, we will deliver the aggregate number of shares of Apple Stock due with

                                                         PS-15

========================================================================================================================

                                                  respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Apple Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Apple Stock as determined by the Calculation
                                                  Agent as of the second scheduled Trading Day prior to maturity of the
                                                  SPARQS.

Exchange Ratio................................    The initial Exchange Ratio is expected to be 1.0 share of Apple Stock per SPARQS, except that if we determine to price the SPARQS at a fraction of the Closing Price of Apple Stock, the initial Exchange
                                                  Ratio will be adjusted so that it represents that fraction. The Issue
                                                  Price of each SPARQS and the corresponding initial Exchange Ratio will be determined on the day we price the SPARQS for initial sale to the public. The Exchange Ratio is subject to adjustment for certain corporate events relating to Apple Stock. See "--Antidilution
                                                  Adjustments" below.

Closing Price.................................    The Closing Price for one share of Apple Stock (or one unit of any other security for which a Closing Price must be determined) on any
                                                  Trading Day (as defined below) means:

                                                       o    if Apple Stock (or any such other security) is listed or
                                                            admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal
                                                            trading session on such day on the principal United States securities exchange registered under the Securities Exchange
                                                            Act of 1934, as amended (the "Exchange Act"), on which Apple
                                                            Stock (or any such other security) is listed or admitted to trading,

                                                       o    if Apple Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq
                                                            National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq
                                                            Stock Market, Inc. on such day, or

                                                       o    if Apple Stock (or any such other security) is neither
                                                            listed or admitted to trading on any national securities
                                                            exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC
                                                            Bulletin Board") operated by the National Association of
                                                            Securities Dealers, Inc. (the "NASD"), the last reported
                                                            sale price of the principal trading session on the OTC
                                                            Bulletin Board on such day.

                                                  If Apple Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the
                                                  Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Apple
                                                  Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market
                                                  Disruption Event (as defined below) or

                                                         PS-16

========================================================================================================================

                                                  otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Apple Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Apple Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its
                                                  affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.
                                                  The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC
                                                  Bulletin Board Service will include any successor service thereto.

Trading Day...................................    A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the
                                                  AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and
                                                  the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated Note..........    Book Entry. The SPARQS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.
                                                  DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                  Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................    MS & Co.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the
                                                  Trustee, and us.

                                                         PS-17

========================================================================================================================

                                                  All calculations with respect to the Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to
                                                  .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                                  Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any
                                                  Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event
                                                  Acceleration. See "--Antidilution Adjustments" and "--Market
                                                  Disruption Event" below and "--Price Event Acceleration" above. MS &
                                                  Co. is obligated to carry out its duties and functions as Calculation
                                                  Agent in good faith and using its reasonable judgment.

Antidilution Adjustments......................    The Exchange Ratio will be adjusted as follows:

                                                  1. If Apple Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Apple Stock.

                                                  2. If Apple Stock is subject (i) to a stock dividend (issuance of additional shares of Apple Stock) that is given ratably to all holders of shares of Apple Stock or (ii) to a distribution of Apple Stock as a result of the triggering of any provision of the corporate charter of
                                                  Apple, then once the dividend has become effective and Apple Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Apple Stock and (ii) the prior Exchange Ratio.

                                                  3. If Apple issues rights or warrants to all holders of Apple Stock to subscribe for or purchase Apple Stock at an exercise price per share less than the Closing Price of Apple Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior
                                                  Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Apple Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Apple

                                                         PS-18

========================================================================================================================

                                                  Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of
                                                  Apple Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Apple Stock which the aggregate offering price of the total number of shares of
                                                  Apple Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                                  4. There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Apple Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and
                                                  Extraordinary Dividends. "Extraordinary Dividend" means each of (a)
                                                  the full amount per share of Apple Stock of any cash dividend or special dividend or distribution that is identified by Apple as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Apple as an extraordinary or special dividend or distribution) distributed per share of Apple Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Apple Stock that did not include an Extraordinary
                                                  Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Apple Stock on the Trading Day preceding the
                                                  "ex-dividend date" (that is, the day on and after which transactions in Apple Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c)
                                                  the full cash value of any non-cash dividend or distribution per share of Apple Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Apple
                                                  Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Apple Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior
                                                  Exchange Ratio and (ii) a fraction, the numerator of which is the Base
                                                  Closing Price, and the denominator of which is the amount by which the
                                                  Base Closing Price exceeds the Extraordinary Dividend. If any
                                                  Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference
                                                  Basket Stocks in accordance with the procedures for a Reference Basket
                                                  Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend

                                                         PS-19

========================================================================================================================

                                                  date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Apple Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                                  5. Any of the following shall constitute a Reorganization Event: (i)
                                                  Apple Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Apple, (ii) Apple has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Apple completes a statutory exchange of securities with another corporation (other than pursuant to clause
                                                  (ii) above), (iv) Apple is liquidated, (v) Apple issues to all of its shareholders equity securities of an issuer other than Apple (other than in a transaction described in clause (ii), (iii) or (iv) above)
                                                  (a "spinoff stock") or (vi) Apple Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Apple Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National
                                                  Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable
                                                  upon exchange at maturity with respect to the $        principal
                                                  amount of each SPARQS following the effective date for such
                                                  Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the Exchange Ratio will be determined in accordance with the following:

                                                       (a) if Apple Stock continues to be outstanding, Apple Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (c)(i)
                                                       below); and

                                                       (b) for each Marketable Security received in such Reorganization
                                                       Event (each a "New Stock"), including the issuance of any
                                                       tracking stock or spinoff stock or the receipt of any stock received in exchange for Apple Stock, the number of shares of the
                                                       New Stock received with respect to one share of Apple Stock multiplied by the Exchange Ratio for Apple Stock on the Trading
                                                       Day immediately prior to the effective date of the Reorganization
                                                       Event (the "New Stock Exchange Ratio"), as adjusted to the third
                                                       Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                                       (c)(i) below); and

                                                       (c) for any cash and any other property or securities other than
                                                       Marketable Securities received in such Reorganization Event (the
                                                       "Non-Stock Exchange Property"),

                                                         PS-20

========================================================================================================================

                                                          (i) if the combined value of the amount of Non-Stock Exchange
                                                          Property received per share of Apple Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the "Non-Stock Exchange
                                                          Property Value"), by holders of Apple Stock is less than 25%
                                                          of the Closing Price of Apple Stock on the Trading Day
                                                          immediately prior to the effective date of such Reorganization
                                                          Event, a number of shares of Apple Stock, if applicable, and of any New Stock received in connection with such
                                                          Reorganization Event, if applicable, in proportion to the
                                                          relative Closing Prices of Apple Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange
                                                          Property Value multiplied by the Exchange Ratio in effect for
                                                          Apple Stock on the Trading Day immediately prior to the
                                                          effective date of such Reorganization Event, based on such
                                                          Closing Prices, in each case as determined by the Calculation
                                                          Agent in its sole discretion on the effective date of such
                                                          Reorganization Event; and the number of such shares of Apple
                                                          Stock or any New Stock determined in accordance with this
                                                          clause (c)(i) will be added at the time of such adjustment to the Exchange Ratio in subparagraph (a) above and/or the New
                                                          Stock Exchange Ratio in subparagraph (b) above, as applicable,
                                                          or

                                                          (ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of Apple Stock on the Trading
                                                          Day immediately prior to the effective date relating to such
                                                          Reorganization Event or, if Apple Stock is surrendered
                                                          exclusively for Non-Stock Exchange Property (in each case, a
                                                          "Reference Basket Event"), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below)
                                                          with an aggregate value on the effective date of such
                                                          Reorganization Event equal to the Non-Stock Exchange Property
                                                          Value multiplied by the Exchange Ratio in effect for Apple
                                                          Stock on the Trading Day immediately prior to the effective date of such Reorganization Event. The "Reference Basket
                                                          Stocks" will be the three stocks with the largest market
                                                          capitalization among the stocks that then comprise the S&P 500
                                                          Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation
                                                          Agent in its sole discretion) with the same primary Standard
                                                          Industrial Classification Code ("SIC Code") as Apple;
                                                          provided, however, that a Reference Basket Stock will not
                                                          include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the SPARQS with respect to such stock (a "Hedging Restriction"); provided further that if three Reference Basket Stocks cannot be
                                                          identified from the S&P 500

                                                         PS-21

========================================================================================================================

                                                          Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the Calculation Agent from the largest market
                                                          capitalization stock(s) within the same Division and Major
                                                          Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for Apple. Each Reference
                                                          Basket Stock will be assigned a Basket Stock Exchange Ratio equal to the number of shares of such Reference Basket Stock with a Closing Price on the effective date of such
                                                          Reorganization Event equal to the product of (a) the Non-Stock
                                                          Exchange Property Value, (b) the Exchange Ratio in effect for
                                                          Apple Stock on the Trading Day immediately prior to the
                                                          effective date of such Reorganization Event and (c) 0.3333333.

                                                  Following the allocation of any Extraordinary Dividend to Reference
                                                  Basket Stocks pursuant to paragraph 4 above or any Reorganization
                                                  Event described in this paragraph 5, the amount payable upon exchange
                                                  at maturity with respect to the $          principal amount of each
                                                  SPARQS will be the sum of:

                                                       (x)  if applicable, Apple Stock at the Exchange Ratio then in effect; and

                                                       (y)  if applicable, for each New Stock, such New Stock at the New
                                                            Stock Exchange Ratio then in effect for such New Stock; and

                                                       (z)  if applicable, for each Reference Basket Stock, such
                                                            Reference Basket Stock at the Basket Stock Exchange Ratio
                                                            then in effect for such Reference Basket Stock.

                                                  In each case, the applicable Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio)
                                                  will be determined by the Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                                  For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange
                                                  Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                                  Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above, (i) references to "Apple Stock" under "--No
                                                  Fractional Shares," "--Closing Price" and "--Market Disruption Event"
                                                  shall be deemed to also refer to any New Stock

                                                         PS-22

========================================================================================================================

                                                  or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Apple Stock" shall be deemed to refer to the
                                                  Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Apple Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock
                                                  Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                                  If a Reference Basket Event occurs, we shall, or shall cause the
                                                  Calculation Agent to, provide written notice to the Trustee at its New
                                                  York office, on which notice the Trustee may conclusively rely, and to
                                                  DTC of the occurrence of such Reference Basket Event and of the three
                                                  Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference
                                                  Basket Event.

                                                  No adjustment to any Exchange Ratio (including for this purpose, any
                                                  New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be required unless such adjustment would require a change of at least
                                                  0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled
                                                  Maturity Date.

                                                  No adjustments to the Exchange Ratio or method of calculating the
                                                  Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of Apple Stock, including, without limitation, a partial tender or exchange offer for Apple Stock.

                                                  The Calculation Agent shall be solely responsible for the
                                                  determination and calculation of any adjustments to the Exchange
                                                  Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or
                                                  method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash)
                                                  in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                                  The Calculation Agent will provide information as to any adjustments to the Exchange Ratio, or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraph 5 above, upon written request by any investor in the SPARQS.

                                                         PS-23

========================================================================================================================

Market Disruption Event.......................    Market Disruption Event means, with respect to Apple Stock:

                                                       (i) a suspension, absence or material limitation of trading of
                                                       Apple Stock on the primary market for Apple Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Apple Stock as a result of which the reported trading prices for Apple Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Apple Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as
                                                       determined by the Calculation Agent in its sole discretion; and

                                                       (ii) a determination by the Calculation Agent in its sole
                                                       discretion that any event described in clause (i) above
                                                       materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                                  For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption
                                                  Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission
                                                  (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Apple Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Apple Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Apple Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
   in Case of an Event of Default.............    In case an event of default with respect to the SPARQS shall have occurred and be continuing, the amount declared due and payable per
                                                  SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                                  Acceleration") shall be determined by the Calculation

                                                         PS-24

========================================================================================================================

                                                  Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of Apple Stock (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration;
                                                  provided that if we have called the SPARQS in accordance with the
                                                  Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Apple Stock;
   Public Information.........................    Apple Computer, Inc. designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. Apple Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the
                                                  Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C.
                                                  20549, and copies of such material can be obtained from the Public
                                                  Reference Section of the Commission, 100 F Street, N.E., Washington,
                                                  D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Apple pursuant to the Exchange Act can be located by reference to Commission file number 000-10030. In addition, information regarding Apple may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                                  This pricing supplement relates only to the SPARQS offered hereby and does not relate to Apple Stock or other securities of Apple. We have derived all disclosures contained in this pricing supplement regarding
                                                  Apple from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Apple is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding

                                                         PS-25

========================================================================================================================

                                                  paragraph) that would affect the trading price of Apple Stock (and therefore the price of Apple Stock at the time we price the SPARQS)
                                                  have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                                  Neither we nor any of our affiliates makes any representation to you as to the performance of Apple Stock.

                                                  We and/or our affiliates may presently or from time to time engage in business with Apple, including extending loans to, or making equity investments in, Apple or providing advisory services to Apple, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Apple, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to
                                                  Apple, and the reports may or may not recommend that investors buy or hold Apple Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Apple as in your judgment is appropriate to make an informed decision with respect to an investment in Apple Stock.

Historical Information........................    The following table sets forth the published high and low Closing
                                                  Prices of Apple Stock during 2002, 2003, 2004 and 2005 through October
                                                  21, 2005. The Closing Price of Apple Stock on October 21, 2005 was
                                                  $55.66. We obtained the Closing Prices and other information below from Bloomberg Financial Markets, without independent verification.
                                                  You should not take the historical prices of Apple Stock as an indication of future performance. The price of Apple Stock may decrease so that at maturity you will receive an amount of Apple Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Apple Stock will increase so that at maturity you will receive an amount of Apple Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of Apple Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                                 High          Low
                                                                                ------        ------
                                                  (CUSIP 037833100)
                                                  2002
                                                  First Quarter...........      $12.73        $10.39
                                                  Second Quarter..........       13.06          8.28
                                                  Third Quarter...........        9.37          7.00
                                                  Fourth Quarter..........        8.61          6.80
                                                  2003
                                                  First Quarter...........        7.64          6.90

                                                         PS-26

========================================================================================================================

                                                                                 High          Low
                                                                                ------        ------
                                                  (CUSIP 037833100)
                                                  Second Quarter..........        9.65          6.56
                                                  Third Quarter...........       11.56          9.54
                                                  Fourth Quarter..........       12.43          9.84
                                                  2004
                                                  First Quarter...........       13.98         10.64
                                                  Second Quarter..........       16.85         12.87
                                                  Third Quarter...........       19.38         14.57
                                                  Fourth Quarter  ........       34.22         19.15
                                                  2005
                                                  First Quarter...........       45.06         31.67
                                                  Second Quarter..........       43.78         34.22
                                                  Third Quarter...........       53.84         36.50
                                                  Fourth Quarter
                                                     (through October 21,
                                                     2005)................       56.15         49.25

                                                  Historical prices with respect to the common stock of Apple Computer,
                                                  Inc. have been adjusted for a 2-for-1 stock split which was payable on
                                                  February 25, 2005. Apple has not paid cash dividends on Apple Stock since 1995. We make no representation as to the amount of dividends, if any, that Apple will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Apple Stock.

Use of Proceeds and Hedging...................    The net proceeds we receive from the sale of the SPARQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the
                                                  Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                                  Proceeds" in the accompanying prospectus.

                                                  On or prior to the day we price the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in Apple Stock, in options contracts on Apple Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.
                                                  Such purchase activity could potentially increase the price of Apple
                                                  Stock, and, accordingly, potentially increase the issue price of the
                                                  SPARQS and, therefore, the price at which Apple Stock must close before you would receive at maturity an amount of Apple Stock worth as much as or more than the principal amount of the SPARQS. In addition,

                                                         PS-27

========================================================================================================================

                                                  through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Apple
                                                  Stock, options contracts on Apple Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Apple Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information Concerning
   Plan of Distribution.......................    Under the terms and subject to the conditions contained in the U.S.
                                                  distribution agreement referred to in the prospectus supplement under
                                                  "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the
                                                  Original Issue Date. The Agent may allow a concession not in excess of
                                                  $      per SPARQS to other dealers. After the initial offering of the
                                                  SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                                  We expect to deliver the SPARQS against payment therefor in New York,
                                                  New York on            , 2005, which will be the fifth scheduled
                                                  Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three
                                                  Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five
                                                  Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                                  In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Apple Stock. Specifically, the Agent may
                                                  sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the
                                                  Agent may bid for, and purchase, SPARQS or Apple Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above

                                                         PS-28

========================================================================================================================

                                                  independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the SPARQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
   and Insurance Companies....................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                                  as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS.
                                                  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                  Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest"
                                                  within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction"
                                                  rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                                  95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with respect to many
                                                  Plans, the SPARQS may not be purchased, held or disposed of by any
                                                  Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity")
                                                  or any person investing "plan assets" of any Plan,

                                                         PS-29

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                                                  unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38,
                                                  90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the SPARQS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the SPARQS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                                  Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code
                                                  (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                  Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets"
                                                  of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                  In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA or insurance companies deemed to be investing ERISA plan assets (or other governmental or church plans subject to similar regulations, as described above) purchasing the SPARQS should also consider the possible implications of owning
                                                  Apple Stock upon exchange of the SPARQS at maturity. Purchasers of the
                                                  SPARQS have exclusive responsibility for ensuring that their purchase, holding and disposition of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation.........    The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue
                                                  Price and that will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the
                                                  Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not

                                                         PS-30

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                                                  address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). Additionally, except as pertains to the withholding tax described below under "--Non-U.S. Holders," the effect of the U.S. federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the SPARQS by non-U.S. investors is not discussed. As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary.
                                                  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                  General

                                                  Pursuant to the terms of the SPARQS and subject to the discussion below under "--Non-U.S. Holders," we and every investor in the SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as a unit consisting of the following: (i) a terminable contract (the
                                                  "Terminable Forward Contract") that (a) requires an investor in a
                                                  SPARQS (subject to the Morgan Stanley Call Right) to purchase, and us to sell, for an amount equal to the Issue Price (the "Forward Price"),
                                                  Apple Stock at maturity and (b) allows us, upon exercise of the Morgan
                                                  Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call
                                                  Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase Apple Stock (the "Deposit"), which Deposit bears a quarterly
                                                  compounded yield of    % per annum, which yield is based on our cost
                                                  of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the
                                                  SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investor's entry into the Terminable Forward Contract (the "Contract Fees"). We
                                                  will allocate 100% of the Issue Price of the SPARQS to the Deposit and
                                                  none to the Terminable Forward Contract. Our allocation of the Issue
                                                  Price will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is

                                                         PS-31

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                                                  being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS.
                                                  Significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                                  U.S. Holders

                                                  As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or
                                                  (iii) an estate or trust the income of which is subject to U.S.
                                                  federal income taxation regardless of its source.

                                                  Tax Treatment of the SPARQS

                                                  Assuming the characterization of the SPARQS and the allocation of the
                                                  Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                                  Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for
                                                  U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the
                                                  U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                                  Tax Basis. Based on our determination set forth above, the U.S.
                                                  Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the
                                                  Issue Price.

                                                  Settlement of the Terminable Forward Contract. Upon maturity of the
                                                  Terminable Forward Contract, a U.S. Holder would, pursuant to the
                                                  Terminable Forward Contract, be deemed to have

                                                         PS-32

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                                                  applied the Forward Price toward the purchase of Apple Stock, and the
                                                  U.S. Holder would not recognize any gain or loss with respect to any
                                                  Apple Stock received. With respect to any cash received upon maturity
                                                  (other than in respect of any accrued Contract Fees or accrued but unpaid interest on the Deposit, which will be taxed as described above under "--Quarterly Payments on the SPARQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                                  With respect to any Apple Stock received upon maturity, the U.S.
                                                  Holder would have an adjusted tax basis in Apple Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Apple Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued
                                                  Contract Fees) and the relative fair market value of Apple Stock received, as of the Maturity Date. The holding period for any Apple
                                                  Stock received would start on the day after the maturity of the
                                                  SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                                  Price Event Acceleration. Although the tax consequences of a Price
                                                  Event Acceleration are uncertain, we intend to treat a Price Event
                                                  Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for
                                                  (a) shares of Apple Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to
                                                  Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                                  Assuming the characterization of the Price Event Acceleration described above, a U.S. Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the
                                                  Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the unaccrued interest on the
                                                  Deposit. In general, the tax treatment of the settlement of the
                                                  Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable
                                                  Forward Contract."

                                                         PS-33

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                                                  However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Apple Stock received, or as additional cash proceeds with respect to the Forward
                                                  Contract, which would be treated as described above under
                                                  "--Settlement of the Terminable Forward Contract." U.S. Holders are
                                                  urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable
                                                  Forward Contract upon a Price Event Acceleration.

                                                  Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under
                                                  "--Quarterly Payments on the SPARQS" above.

                                                  Sale, Exchange or Early Retirement of the SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan
                                                  Stanley Call Right or upon the occurrence of an Event of Default
                                                  Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the
                                                  SPARQS would generally equal the U.S. Holder's tax basis in the
                                                  Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the
                                                  Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees.
                                                  U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                                  Possible Alternative Tax Treatments of an Investment in the SPARQS

                                                  Due to the absence of authorities that directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                                  If the IRS were successful in asserting that the Contingent Payment
                                                  Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S.
                                                  Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue
                                                  Price. In addition, a U.S.

                                                         PS-34

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                                                  Holder would recognize income upon maturity of the SPARQS to the extent that the value of Apple Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                                  Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the SPARQS. Other alternative
                                                  characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the
                                                  U.S. federal income tax consequences of an investment in the SPARQS.

                                                  Backup Withholding and Information Reporting

                                                  Backup withholding may apply in respect of the amounts paid to a U.S.
                                                  Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.
                                                  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S.
                                                  Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may also be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                                  Non-U.S. Holders

                                                  This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a
                                                  SPARQS that is for U.S. federal income tax purposes:

                                                       o   a nonresident alien individual;

                                                       o   a foreign corporation; or

                                                       o   a foreign trust or estate.

                                                  Notwithstanding the treatment of the SPARQS as a unit consisting of a
                                                  Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a Non-U.S. Holder generally will be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In

                                                         PS-35

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                                                  order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a SPARQS must comply with certification requirements to establish that it is not a United States person and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the
                                                  SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                         PS-36

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                                                                                                                 Annex A

                                          Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of June 1, 2006, July
30, 2006 and December 1, 2006 (the scheduled Maturity Date) based on the following hypothetical terms:

    o    Original Issue Date: November 30, 2005
    o    Interest Payment Dates: March 1, 2006, June 1, 2006, September 1, 2006 and the Maturity Date
    o    Yield to Call: 20% per annum (computed on the basis of a 360-day year of twelve 30-day months)
    o    Issue Price: $55.00 per SPARQS
    o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The
Discount Factor is based on the hypothetical Yield to Call rate of 20% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                          1
     Discount Factor = -------, where x is the number of years from the Original Issue Date to and including the
                       1.20(x)  applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o    The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the
          Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o    For example, the present value of all of the interest payments for the hypothetical Call Date of June 1,
               2006 is $2.5823 ($1.3277 + $1.2546).

     o    Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue
          Price.

          o    For example, for the hypothetical Call Date of June 1, 2006, the present value of the Call Price is
               $52.4177 ($55.0000 - $2.5823).

     o    The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o    For the hypothetical Call Date of June 1, 2006, the Call Price is therefore $57.4497, which is the amount that if paid on June 1, 2006 has a present value on the Original Issue Date of $52.4177, based on the applicable Discount Factor.

                                                        o   o   o

     The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

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